As filed with the Securities and Exchange Commission on April 27, 2005

                                                          Registration No. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                               59-3305930
 (State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                          identification no.)

                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
               (Address of principal executive offices) (Zip code)


                               Darden Savings Plan
                            (Full title of the plan)


                              Paula J. Shives, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                            Darden Restaurants, Inc.
                             5900 Lake Ellenor Drive
                             Orlando, Florida 32809
                          (407) 245-4000 (Name, address
                              and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

       ------------------------- -------------------- ---------------------- -------------------- -------------------
                                                                              Proposed maximum
                                                        Proposed maximum     aggregate offering
        Title of securities to      Amount to be       offering price per           price             Amount of
            be registered          registered (1)             share                                registration fee
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       ------------------------- -------------------- ---------------------- -------------------- -------------------
       Common Stock, without
       par value(2)                100,000 shares           $30.24(3)           $3,024,000(3)            $356
       ------------------------- -------------------- ---------------------- -------------------- -------------------

(1) The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes rights to purchase shares of Series A Participating Cumulative Preferred Stock, which rights are attached to and trade with the common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h)(1) under the Securities Act, based on the average of the high and low sales prices of the common stock traded on the New York Stock Exchange as reported in the consolidated reporting system on April 25, 2005.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Darden Restaurants, Inc. ("we," "us" or
"Darden"), or the Darden Savings Plan, are incorporated by reference in this registration statement:

     (a) our annual report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A for the fiscal year ended May 30, 2004;

     (b) the report on Form 11-K for the Darden Savings Plan for the year ended April 30, 2004;

     (c) our quarterly report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q/A for the fiscal quarter ended August 29, 2004 and our quarterly reports on Form 10-Q for the fiscal quarters ended November 28, 2004 and February 27, 2005;

     (d) our current reports on Form 8-K dated September 28, 2004, December 15, 2004 (except as to Item 2.02 thereof) and March 22, 2005 (except as to
          Item 2.02 thereof); and

     (e) the description of our common stock and preferred stock purchase rights contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Florida law contains provisions permitting and, in some situations, requiring Florida corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. Our articles of incorporation and bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Our articles of incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.

     In addition, our articles of incorporation and bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We maintain such insurance coverage for our officers and directors as well as insurance coverage to reimburse Darden for potential costs of our corporate indemnification of officers and directors.

Item 7. Exemption from Registration Claimed.

          Not  applicable.

Item 8. Exhibits.

          4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to our registration statement on Form 10 effective May 5, 1995).

          4.2 Bylaws (incorporated by reference to Exhibit 3(b) to our Annual Report on Form 10-K for the fiscal year ended May 25, 2003).

          4.3 Rights Agreement dated as of May 28, 1995, as amended May 23, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.) as amended May 23, 1996, assigned to Wachovia Bank, National Association (formerly known as First Union National Bank) as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to our annual report on Form 10-K for the fiscal year ended May 31, 1998).

          5 Determination Letter from the Internal Revenue Service with respect to qualification of the Darden Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), and its status as an Employee Stock Ownership Plan under Code
               Section 4975(e)(7).

          23   Consent of KPMG LLP.

          24   Power of Attorney.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Darden Savings Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 27th day of April, 2005.


                                            DARDEN RESTAURANTS, INC.



                                       By:  /s/ Clarence Otis, Jr.
                                           -------------------------------------
                                            Clarence Otis, Jr.
                                            Chief Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of April, 2005.

         Signature                            Title
-----------------------------  -------------------------------------------------





 /s/ Clarence Otis,  Jr.       Chief Executive Officer and Director
-----------------------------  (principal executive officer)
     Clarence Otis, Jr.


/s/ Linda J. Dimopoulos        Senior Vice President and Chief Financial Officer
-----------------------------  (principal financial and accounting officer)
    Linda J. Dimopoulos


/s/ Andrew H. Madsen           Director
-----------------------------
    Andrew H. Madsen


/s/ Paula J. Shives            Senior Vice President, General Counsel and
-----------------------------  Secretary
    Paula J. Shives
    Attorney-in-fact for:

    Leonard L. Berry                       Director
    Odie C. Donald                         Director
    David H. Hughes                        Director
    Joe R. Lee                             Chairman of the Board
    Cornelius McGillicuddy, III            Director
    Michael D. Rose                        Director
    Maria A. Sastre                        Director
    Jack A. Smith                          Director
    Blaine Sweatt, III                     Director
    Rita P. Wilson                         Director

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 27, 2005.


DARDEN SAVINGS PLAN

By:   Darden Restaurants, Inc., Named Administrative Fiduciary


By:    /s/ Daniel M. Lyons
  ------------------------------------------------
           Daniel M. Lyons
           Senior Vice President, Human Resources

                                  EXHIBIT INDEX

          4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to our registration statement on Form 10 effective May 5, 1995).

          4.2 Bylaws (incorporated by reference to Exhibit 3(b) to our Annual Report on Form 10-K for the fiscal year ended May 25, 2003).

          4.3 Rights Agreement dated as of May 28, 1995, as amended May 23, 1996, between Darden and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, N.A.) as amended May 23, 1996, assigned to Wachovia Bank, National Association (formerly known as First Union National Bank) as Rights Agent, as of September 29, 1997 (incorporated by reference to Exhibit 4(a) to our annual report on Form 10-K for the fiscal year ended May 31, 1998).

          5 Determination Letter from the Internal Revenue Service with respect to qualification of the Darden Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), and its status as an Employee Stock Ownership Plan under Code
               Section 4975(e)(7).

          23   Consent of KPMG LLP.

          24   Power of Attorney.